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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use, in this registration statement on Form S-4, of our report dated January 12, 1999 for Framingham York Associates Limited Partnership as of December 31, 1998, 1997, 1996 and 1995 and for each of the four years in the period ended December 31, 1998, included herein and to all references to our Firm included in this registration statement.

                                          /s/ Arthur Andersen LLP

Boston, Massachusetts

February 24, 1999